Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. ANNOUNCES NEW STOCK REPURCHASE PROGRAM

HOPKINSVILLE, Ky. (October 31, 2014) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (“Heritage”), today reported that its Board of Directors approved the commencement of a new stock repurchase program of up to 300,000 shares of the Company’s common stock over a period of up to 12 months. Furthermore, the Company may purchase up to 1 million shares of common stock that may be used a later date for general corporate purposes and employee benefit plans.

In September 2013, the Company’s Board authorized a 375,000 share repurchase program. At October 29, 2014, the Company had 38,494 shares remaining under this plan. The Company intends to complete the current repurchase program before repurchasing shares under the new program.

The Company will conduct repurchases through various means, including, without limitation, open market transactions, block transactions on or off an exchange, or in privately negotiated transactions that may be made from time to time depending on market conditions and other factors. There is no guarantee as to the exact number of shares to be repurchased by the Company. The share repurchase programs do not obligate the Company to acquire a specific number of shares in any period and may be modified, suspended, extended or discontinued at any time, without prior notice.

HopFed Bancorp and Heritage Bank USA, Inc.

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s corporate name was changed to “Heritage Bank USA, Inc.” and it converted to a Kentucky state chartered commercial bank regulated by the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation. Also on June 5, 2013, HopFed Bancorp, Inc. became a bank holding company regulated by the Board of Governors of the Federal Reserve System. HopFed Bancorp, Inc. is the holding company for Heritage, headquartered in Hopkinsville, Kentucky. Heritage has eighteen offices in western Kentucky and middle Tennessee in addition to its loan production office in Nashville, TN. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Clarksville, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgage loans that are originated for the secondary market in all communities in the Company’s general market area Heritage offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp, Inc. and Heritage may be found on its website www.bankwithheritage.com.

Forward-Looking Information

This press release may contain forward-looking statements. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. The words “believe,” “expect,” “seek,” and “intend” and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, projections of income or loss, expenditures, acquisitions, plans for future operations, financing needs or plans relating to services of the Company, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of revisions which may be made to forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.